EXHIBIT 99.1

NEWS RELEASE


                             FOR FURTHER INFORMATION:

                             Media Relations:            Investor Relations:
                             Jim Vitak                   Bill Henderson
                             (614) 790-3715              (859) 815-4454
                             jevitak@ashland.com         wehenderson@ashland.com

                             FOR IMMEDIATE RELEASE
                             December 14, 2004


ASHLAND INC. PROVIDES EARNINGS UPDATE

COVINGTON, Ky. - Ashland Inc. announced today that it expects substantially higher earnings for the December quarter, compared to last year's quarter, primarily due to the performance of its 38-percent owned refining and marketing joint venture, Marathon Ashland Petroleum LLC (MAP). Strong refining margins earlier in the quarter and, more recently, falling crude oil prices have created a favorable profit environment. Ashland's net income for the 2003 December quarter was $34 million or 49 cents per share. Results from wholly-owned businesses are expected to fall short compared to results from the same quarter a year ago due primarily to the impact that adverse weather has had on the Transportation Construction Sector, commercially known as Ashland Paving And Construction, Inc. (APAC). For the first two months of the quarter, revenues declined nine percent versus the prior year as wet conditions, caused in part by Hurricane Ivan, adversely affected construction activity and increased operating costs. APAC will likely record quarterly operating income well below and perhaps less than half of the 2003 December quarter. First quarter results from the Chemical Sector, which consists of the Ashland Distribution, Valvoline and Ashland Specialty Chemical divisions, are expected to be slightly above the prior year. Valvoline will likely report a reduction in operating income as branded sales volumes have declined about 5 percent due to softer markets and competitors' promotions. Ashland Specialty Chemical expects earnings to be down slightly relative to the


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Ashland Inc. Provides Earnings Update, page 2

prior year due to the continuing challenge of rapidly rising raw material prices. Ashland Distribution's profit growth should offset weaknesses elsewhere in the Sector, as it expects to achieve operating income well above 2003 levels.
     Ashland plans to announce earnings for the December 2004 quarter on January 25, 2005.
     Ashland Inc. (NYSE: ASH) is a Fortune 500 transportation construction, chemical and petroleum company providing products, services and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.


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Forward-Looking  Statements
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those that refer to Ashland's operating performance, earnings and expectations about the MAP transaction. Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. These forward-looking statements are based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters) and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those we describe in the forward-looking statements. The risks, uncertainties, and assumptions include the possibility that Ashland will be unable to fully realize the benefits anticipated from the MAP transaction; the possibility of failing to receive a favorable ruling from the Internal Revenue Service; the possibility that Ashland fails to obtain the approval of its shareholders; the possibility that the transaction may not close or that Ashland may be required to modify some aspect of the transaction to obtain regulatory approvals; and other risks that are described from time to time in the Securities and Exchange Commission (SEC) reports of Ashland. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K for the fiscal year ended Sept. 30, 2004, filed with the SEC and available on Ashland's Investor Relations website at www.ashland.com/investors or the SEC's website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this news release.

Additional Information about the MAP Transaction
In connection with the proposed transaction, Ashland filed a preliminary proxy statement on Schedule 14A with the SEC on June 21, 2004 and an amended preliminary proxy statement on Schedule 14A on August 31, 2004. ATB Holdings Inc. and New EXM Inc. filed a registration statement on Form S-4, which includes a further amended preliminary proxy statement/prospectus, with the SEC on October 12, 2004. Investors and security holders are urged to read those documents and any other relevant documents filed or that will be filed with the SEC, including the definitive proxy statement/prospectus regarding the proposed transaction as they become available, because they contain, or will contain, important information. The definitive proxy statement/prospectus will be filed with the SEC by Ashland, and security holders may obtain a free copy of the definitive proxy statement/prospectus when it becomes available, and other documents filed with the SEC by Ashland, including the preliminary proxy statement at the SEC's website at www.sec.gov. The definitive proxy statement/prospectus, and other documents filed with the SEC by Ashland, including the preliminary proxy statement, may also be obtained for free in the SEC filings section on Ashland's Investor Relations website at www.ashland.com/investors, or by directing a request to Ashland at 50 E. RiverCenter Blvd., Covington, KY 41012. The respective directors and executive officers of Ashland and other persons may be deemed to be participants in solicitation of proxies in respect of the proposed transaction. Information regarding Ashland's directors and executive officers is available in its proxy statement filed with the SEC by Ashland on December 8, 2003. Investors may obtain information regarding the interests of participants in the solicitation of proxies in connection with the transaction referenced in the foregoing information by reading the definitive proxy statement/prospectus when it becomes available.